Exhibit 10.2

QR Energy Announces Appointment of Richard K. Hebert to Board of Directors

HOUSTON, TX--(Marketwire – July 5, 2011) - QR Energy, LP (NYSE: QRE) announced today that the Board of Directors of its general partner has elected Richard K. Hebert as an independent director.

Mr. Hebert is the Managing Member of two privately held oil and gas companies, Consolidated Oil & Gas, LLC and Consolidated Property Interests, LLC, both of which he co-founded in 2009.

Mr. Hebert served as Chairman and Chief Executive Officer of Devonshire Energy, an oil and gas company wholly-owned by Fidelity Investments, from 2007 until 2008. From 1997 until 2002, Mr. Hebert served as President and Director of Howell Corporation, where he was also Chief Operating Officer from 1997 until 2000 and Chief Executive Officer from 2000 until 2002.

In 1993, Mr. Hebert co-founded Voyager Energy Corporation and served as its Chief Executive Officer until it was acquired by Howell in 1997.  His experience also includes operational and technical roles at Burlington Resources, Meridian Oil Inc., Mobil Oil, Inc. and Superior Oil, Inc. He began his career as a production and reservoir engineer at Amoco Production Company in 1974. Mr. Hebert holds a B.S. in Mechanical Engineering from Tulane University.

Chief Executive Officer Alan Smith commented, “We are very pleased to have Ricky as our third independent director. He has more than 35 years of experience in operational, technical and managerial roles in the domestic oil and gas industry and will make a significant contribution to QR Energy’s Board of Directors and the Audit and Conflicts Committees on which he will serve.”

ABOUT QR ENERGY, LP

QR Energy, LP is a publicly traded partnership engaged in the acquisition, production and development of onshore crude oil and natural gas properties in the United States. QR Energy is headquartered in Houston, Texas.  For more information, visit QR Energy’s website at www.qrenergylp.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements involve certain risks and uncertainties which may cause QR Energy’s results to differ materially from those implied or expressed by the forward-looking statements. For a more complete list of these risk factors, please read QR Energy’s filings with the Securities and Exchange Commission, which are available on QR Energy’s website at www.qrenergylp.com or from the Securities and Exchange Commission website at www.sec.gov.

INVESTOR CONTACTS:

Taylor B. Miele
Investor Relations Specialist
(713) 452-2990

Cedric W. Burgher
Chief Financial Officer
(713) 452-2200